Exhibit 99.1

EVERTEC REPORTS FOURTH QUARTER AND FULL YEAR 2021 RESULTS
ANNOUNCES 2022 OUTLOOK
EXPANDS KEY LATIN AMERICA RELATIONSHIP
INCREASES SHARE REPURCHASE AUTHORIZATION
SAN JUAN, PUERTO RICO – February 24, 2022 – EVERTEC, Inc. (NYSE: EVTC) (“Evertec” or the “Company”) today announced results for the fourth quarter and full year ended December 31, 2021.
Fourth Quarter 2021 Highlights and Recent Highlights

•Revenue increased 16% to $155.2 million
•GAAP Net Income attributable to common shareholders was $41.1 million, or $0.56 per diluted share
•Adjusted EBITDA increased 19% to $75.9 million
•Adjusted earnings per common share was $0.72, or a 22% increase
•Announced extension of strategic agreements with Banco Popular de Puerto Rico and its parent Popular, Inc. (collectively, "Popular"), and sale of assets
•Announced the acquisition of BBR, SpA in Chile
•Expanded a strategic Latin America relationship
•Increased share repurchase authorization to $150 million
Full Year 2021 Highlights

•Revenue grew 16% to $589.8 million
•GAAP Net Income attributable to common shareholders was $161.1 million, or $2.21 per diluted share
•Adjusted EBITDA increased 23% to $294.8 million
•Adjusted earnings per common share was $2.74, or a 32% increase
•$38.8 million returned to shareholders through share repurchases and dividends

Mac Schuessler, President and Chief Executive Officer stated "We are pleased to deliver another year of record results, with fourth quarter results nicely above our expectations due to strong volumes in both Puerto Rico and Latin America. We are also delighted to announce strategic agreements with Popular today that extend and modify our primary contracts. These agreements solidify our relationship with our largest client, while freeing up resources to drive our Latin America growth strategy."

Fourth Quarter 2021 Results

Revenue. Total revenue for the quarter ended December 31, 2021 was $155.2 million, an increase of 16%, compared with $134.2 million in the prior year. Revenue continues to benefit from the impact of federal funds inflow earlier in the year, the expansion of our relationship with FirstBank of Puerto Rico ("FirstBank") and a return to more normal seasonal holiday spending trends across our markets. We also benefited from the ramp-up of business wins in both Puerto Rico and Latin America and organic growth from existing relationships. Fourth quarter results were also favorably impacted by a one-time hardware and software sale amounting to $3.0 million.
Net Income attributable to common shareholders. For the quarter ended December 31, 2021, GAAP Net Income attributable to common shareholders was $41.1 million, an increase of 27%, or $0.56 per diluted share, compared with $32.3 million or $0.44 per diluted share in the prior year.
Adjusted EBITDA. For the quarter ended December 31, 2021, Adjusted EBITDA was $75.9 million, an increase of 19% compared to the prior year. Adjusted EBITDA margin (Adjusted EBITDA as a percentage of total revenue) increased approximately 125 basis points to 48.9% compared with 47.6% in the prior year. The increase in Adjusted EBITDA margin was primarily driven by revenue growth, partially offset by an increase in personnel costs and an increase in costs of sales associated with the aforementioned hardware and software sale.

Adjusted Net Income. For the quarter ended December 31, 2021, Adjusted Net Income was $52.6 million, an increase of 23% compared with $42.8 million in the prior year. Adjusted earnings per common share was $0.72, an increase of 22% compared with $0.59 in the prior year. The increase is mainly a result of the higher Adjusted EBITDA.

Full Year 2021 Results

Revenue. Total revenue for the year ended December 31, 2021 was $589.8 million, an increase of 16% compared with $510.6 million in the prior year. The increase in Puerto Rico was primarily driven by transactional revenue growth which was positively impacted by the inflow of federal funds and the continuous adoption of our digital solutions, mainly ATH Movil and ATH Business, the expansion of our relationship with FirstBank and an increase in core banking and IT consulting services revenue. Latin America revenue growth was mainly driven by new business and projects that went into production earlier in the year, such as Santander in Chile and Mercado Libre in Mexico, as well as organic growth from existing clients and the expansion of our payment gateway Place to Pay. Revenue was negatively impacted in the prior year by COVID-19 stay-at-home orders in all of the regions in which we operate.

Net Income attributable to common shareholders. For the year ended December 31, 2021, GAAP Net Income attributable to common shareholders was $161.1 million, or $2.21 per diluted share, an increase compared with $104.4 million or $1.43 per diluted share in the prior year. The increase reflects revenue growth and cost controls.
Adjusted EBITDA. For the year ended December 31, 2021, Adjusted EBITDA was $294.8 million, an increase of 23% compared to the prior year. Adjusted EBITDA margin increased 290 basis points to 50.0% compared with 47.1% in the prior year. The increase in Adjusted EBITDA margin was driven primarily by revenue growth, partially offset by an increase in operating expenses and lower foreign currency exchange gains as compared to last year.
Adjusted Net Income. For the year ended December 31, 2021, Adjusted Net Income was $199.7 million, an increase of 32% compared with $151.4 million in the prior year. Adjusted earnings per common share was $2.74, an increase of 32% compared with $2.07 in the prior year.

Share Repurchase

For the full year 2021 the company repurchased 614 thousand shares of its common stock at an average price of $39.70 per share for a total of $24.4 million. No shares were repurchased in the fourth quarter of 2021. The Company's Board of Directors approved an increase to the share repurchase authorization to an aggregate $150 million which expires on December 31, 2023. Prior to this amendment, the share repurchase program had approximately $76 million remaining. The Company may repurchase shares in the open market, through accelerated share repurchase programs, 10b5-1 plans, or in privately negotiated transactions, subject to business opportunities and other factors.

2022 Outlook

The Company's financial outlook for 2022 assumes that the Popular extensions and asset sale announced today close mid-year 2022. The outlook is as follows:

•Total consolidated revenue between $591 million and $600 million approximately flat to 2% growth.
•Adjusted earnings per common share between $2.47 to $2.56 representing a decline of 10% to 7% as compared to $2.74 in 2021. This excludes the gain on sale from the Popular transaction and one-time adjustments.
•Capital expenditures are anticipated to be approximately $60 million.
•Effective tax rate of approximately 13% to 14%.

Earnings Conference Call and Audio Webcast

The Company will host a conference call to discuss its fourth quarter and full year 2021 financial results today at 4:30 p.m. ET. Hosting the call will be Mac Schuessler, President and Chief Executive Officer, and Joaquin Castrillo, Chief Financial Officer. The conference call can be accessed live over the phone by dialing (888) 338-7153 or for international callers by dialing (412) 317-5117. A replay will be available one hour after the end of the conference call and can be accessed by dialing (877) 344-7529 or (412) 317-0088 for international callers; the pin number is 10152020. The replay will be available through Monday, March 8, 2021. The call will be webcast live from the Company’s website at www.evertecinc.com under the Investor Relations section or directly at http://ir.evertecinc.com. A supplemental slide presentation that accompanies this call and webcast can be found on the investor relations website at ir.evertecinc.com and will remain available after the call.

About EVERTEC

EVERTEC, Inc. (NYSE: EVTC) is a leading full-service transaction processing business in Puerto Rico, the Caribbean and Latin America, providing a broad range of merchant acquiring, payment services and business process management services. Evertec owns and operates the ATH® network, one of the leading personal identification number (“PIN”) debit networks in Latin America. In addition, the Company manages a system of electronic payment networks and offers a comprehensive suite of services for core banking, cash processing and fulfillment in Puerto Rico, that process approximately three billion transactions annually. The Company also offers technology outsourcing in all the regions it serves. Based in Puerto Rico, the Company operates in 26 Latin American countries and serves a diversified customer base of leading financial institutions, merchants, corporations and government agencies with “mission-critical” technology solutions. For more information, visit www.evertecinc.com.

Use of Non-GAAP Financial Information

The non-GAAP measures referenced in this release material are supplemental measures of the Company’s performance and are not required by, or presented in accordance with, accounting principles generally accepted in the United States of America (“GAAP”). They are not measurements of the Company’s financial performance under GAAP and should not be considered as alternatives to total revenue, net income or any other performance measures derived in accordance with GAAP or as alternatives to cash flows from operating activities, as indicators of operating performance or as measures of the Company’s liquidity. In addition to GAAP measures, management uses these non-GAAP measures to focus on the factors the Company believes are pertinent to the daily management of the Company’s operations and believes that they are also frequently used by analysts, investors and other interested parties to evaluate companies in the industry. Reconciliations of the non-GAAP measures to the most directly comparable GAAP measure are included in the schedules to this release. These non-GAAP measures include EBITDA, Adjusted EBITDA, Adjusted Net Income and Adjusted Earnings per common share and are defined below.

EBITDA is defined as earnings before interest, taxes, depreciation and amortization.

Adjusted EBITDA is defined as EBITDA further adjusted to exclude unusual items and other adjustments. This measure is reported to the chief operating decision maker for purposes of making decisions about allocating resources to the segments and assessing their performance. For this reason, Adjusted EBITDA, as it relates to the Company's segments, is presented in conformity with Accounting Standards Codification 280, Segment Reporting, and is excluded from the definition of non-GAAP financial measures under the Securities and Exchange Commission's Regulation G and Item 10(e) of Regulation S-K. In addition, the Company's presentation of Adjusted EBITDA is substantially consistent with the equivalent measurements that are contained in the senior secured credit facilities in testing EVERTEC Group’s compliance with covenants therein such as the senior secured leverage ratio.

Adjusted Net Income is defined as net income adjusted to exclude unusual items and other adjustments.

Adjusted Earnings per common share is defined as Adjusted Net Income divided by diluted shares outstanding.

The Company uses Adjusted Net Income to measure the Company's overall profitability because the Company believe better reflects the Company's comparable operating performance by excluding the impact of the non-cash amortization and depreciation that was created as a result of Apollo Global Management LLC’s acquisition of a 51% indirect ownership in EVERTEC Group (the "Merger"). In addition, in evaluating EBITDA, Adjusted EBITDA, Adjusted Net Income and Adjusted Earnings per common share, you should be aware that in the future the Company may incur expenses such as those excluded in calculating them. Further, the Company's presentation of these measures should not be construed as an inference that the Company's future operating results will not be affected by unusual or nonrecurring items.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of, and subject to the protection of, the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance or achievements of EVERTEC to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by, or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” and “plans” and similar expressions of future or conditional verbs such as “will,” “should,” “would,” “may,” and “could” are generally forward-looking in nature and not historical facts. Any statements that refer to expectations or other characterizations of future events, circumstances or results are forward-looking statements.

Various factors that could cause actual future results and other future events to differ materially from those estimated by management include, but are not limited to: the Company’s reliance on its relationship with Popular for a significant portion of revenue and to grow the Company's merchant acquiring business; the Company's ability to renew its client contracts on terms favorable to the Company, including the Company's Master Services Agreement (MSA) with Popular, and any significant concessions the Company may have to grant to Popular with respect to pricing or other key terms in anticipation of the negotiation of the extension of the MSA, both in respect of the current term and any extension of the MSA; a potential government shutdown; a continuation of the Government of Puerto Rico’s fiscal crisis; the effectiveness of the Company’s risk management procedures; dependence on the Company's processing systems, technology infrastructure, security systems and fraudulent-payment-detection systems, and the risk that the Company's systems may experience breakdowns or fail to prevent security breaches, confidential data theft or fraudulent transfers; our ability to develop, install and adopt new technology; impairments to the Company’s amortizable intangible assets and goodwill; a decreased client base due to consolidations in the banking and financial-services industry; the credit risk of the Company’s merchant clients, for which the Company may also be liable; a decline in the market for the Company’s services due to increased competition, changes in consumer spending or payment preferences; the continuing market position of the ATH® network; the Company’s dependence on credit card associations and debit networks; regulatory limitations on the Company’s activities, including the potential need to seek regulatory approval to consummate transactions, due to the Company’s relationship with Popular and the Company’s role as a service provider to financial institutions and the Company’s potential inability to obtain such approval on a timely basis or at all; changes in the regulatory environment and changes in international, legal, tax, political, administrative or economic conditions; the Company’s ability to comply with federal, state, and local regulatory requirements; the geographical concentration of the Company’s business in Puerto Rico; operating an international business in multiple regions with potential political and economic instability; operating an international business in countries and with counterparties that increase the Company’s compliance risks and puts the Company at risk of violating U.S. sanctions laws; the Company’s ability to execute the Company’s expansion and acquisition strategies; the Company’s ability to protect the Company’s intellectual property rights; the Company’s ability to recruit and retain qualified personnel; evolving industry standards; the Company’s high level of indebtedness and restrictions contained in the Company’s debt agreements; the Company’s ability to generate sufficient cash to service the Company’s indebtedness and to generate future profits and the impact of natural disasters or catastrophic events in the countries in which the Company operates.
Consideration should be given to the areas of risk described above, as well as those risks set forth under the headings “Forward-Looking Statements” and “Risk Factors” in the reports the Company files with the SEC from time to time, in connection with considering any forward-looking statements that may be made by the Company and its businesses generally. The Company undertakes no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless the Company is required to do so by law.

Investor Contact
(787) 773-5442
IR@evertecinc.com

EVERTEC, Inc.
Schedule 1: Unaudited Consolidated Statements of Income and Comprehensive Income

	Quarter ended December 31,		Year ended December 31,
(Dollar amounts in thousands, except share data)	2021	2020	2021	2020
Revenues	$155,237	$134,202	$589,796	$510,588
Operating costs and expenses
Cost of revenues, exclusive of depreciation and amortization shown below	67,984	57,970	250,164	226,870
Selling, general and administrative expenses	18,068	19,280	68,048	70,808
Depreciation and amortization	18,979	17,757	75,070	71,518
Total operating costs and expenses	105,031	95,007	393,282	369,196
Income from operations	50,206	39,195	196,514	141,392
Non-operating income (expenses)
Interest income	546	337	1,889	1,502
Interest expense	(5,562)	(6,245)	(22,810)	(25,074)
Earnings of equity method investment	406	403	1,713	1,136
Other income (expenses)	1,680	2,131	4,399	4,897
Total non-operating expenses	(2,930)	(3,374)	(14,809)	(17,539)
Income before income taxes	47,276	35,821	181,705	123,853
Income tax expense	6,088	3,451	20,562	19,002
Net income	41,188	32,370	161,143	104,851
Less: Net income attributable to non-controlling interest	72	92	13	415
Net income attributable to EVERTEC, Inc.’s common stockholders	$41,116	$32,278	$161,130	$104,436
Other comprehensive income (loss), net of tax
Foreign currency translation adjustments	(3,306)	2,513	(11,129)	(7,970)
Unrealized gain on change in fair value of debt securities available-for-sale	12	—	109	—
Gain (loss) on cash flow hedge	4,337	1,619	11,151	(10,275)
Total comprehensive income	$42,159	$36,410	$161,261	$86,191
Net income per common share:
Basic	$0.57	$0.45	$2.24	$1.45
Diluted	$0.56	$0.44	$2.21	$1.43
Shares used in computing net income per common share:
Basic	71,969,856	72,012,156	72,053,795	71,943,965
Diluted	72,983,517	73,151,720	72,870,585	73,051,205

EVERTEC, Inc.
Schedule 2: Unaudited Consolidated Balance Sheets

(Dollar amounts in thousands, except share data)	December 31, 2021	December 31, 2020
Assets
Current Assets:
Cash and cash equivalents	$266,351	$202,649
Restricted cash	19,566	18,456
Accounts receivable, net	113,285	95,727
Prepaid expenses and other assets	37,148	42,214
Total current assets	436,350	359,046
Debt securities available-for-sale, at fair value	3,041	—
Investment in equity investee	12,054	12,835
Property and equipment, net	48,533	43,538
Operating lease right-of-use asset	21,229	27,538
Goodwill	393,318	397,670
Other intangible assets, net	213,288	219,909
Deferred tax asset	6,910	5,730
Net investment in lease	107	301
Other long-term assets	9,926	6,012
Total assets	$1,144,756	$1,072,579
Liabilities and stockholders’ equity
Current Liabilities:
Accrued liabilities	$74,540	$58,033
Accounts payable	28,484	43,348
Contract liability	17,398	24,958
Income tax payable	7,132	6,573
Current portion of long-term debt	19,750	14,250
Current portion of operating lease liability	5,580	5,830
Total current liabilities	152,884	152,992
Long-term debt	444,785	481,041
Deferred tax liability	2,369	2,748
Contract liability - long term	36,258	31,336
Operating lease liability - long-term	16,456	22,402
Derivative liability	13,392	25,578
Other long-term liabilities	8,344	14,053
Total liabilities	674,488	730,150
Stockholders’ equity
Preferred stock, par value $0.01; 2,000,000 shares authorized; none issued	—	—
Common stock, par value $0.01; 206,000,000 shares authorized; 72,137,678 shares issued and outstanding at December 31, 2021 (December 31, 2020 - 72,000,261)	719	721
Additional paid-in capital	7,565	5,340
Accumulated earnings	506,051	379,934
Accumulated other comprehensive loss, net of tax	(48,123)	(48,254)
Total EVERTEC, Inc. stockholders’ equity	466,212	337,741
Non-controlling interest	4,056	4,688
Total equity	470,268	342,429
Total liabilities and equity	$1,144,756	$1,072,579

EVERTEC, Inc.
Schedule 3: Unaudited Consolidated Statements of Cash Flows

	Years ended December 31,
(In thousands)	2021	2020
Cash flows from operating activities
Net income	$161,143	$104,851
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	75,070	71,518
Amortization of debt issue costs and accretion of discount	1,877	1,987
Operating lease amortization	5,860	5,877
Provision for doubtful accounts and sundry losses	1,859	1,726
Deferred tax benefit	(2,826)	(3,905)
Share-based compensation	14,799	14,253
Gain from sale of assets	(778)	—
Loss on disposition of property and equipment and other intangibles	1,694	807
Earnings of equity method investment	(1,713)	(1,136)
Dividend received from equity method investment	1,183	—
(Increase) decrease in assets:
Accounts receivable	(18,521)	8,397
Prepaid expenses and other assets	4,322	(4,158)
Other long-term assets	(3,519)	(611)
Increase (decrease) in liabilities:
Accounts payable and accrued liabilities	(394)	(4,032)
Income tax payable	(359)	195
Unearned income	(1,738)	6,891
Operating lease liabilities	(4,869)	(5,936)
Other long-term liabilities	(4,670)	2,365
Total adjustments	67,277	94,238
Net cash provided by operating activities	228,420	199,089
Cash flows from investing activities
Additions to software	(41,804)	(31,558)
Acquisitions, net of cash acquired	(14,750)	—
Property and equipment acquired	(25,103)	(17,082)
Proceeds from sales of property and equipment	805	6
Acquisition of available-for-sale debt securities	(2,968)	—
Net cash used in investing activities	(83,820)	(48,634)
Cash flows from financing activities
Repayments of borrowings for purchase of equipment and software	(1,651)	(1,553)
Dividends paid	(14,409)	(14,382)
Withholding taxes paid on share-based compensation	(8,793)	(8,134)
Repurchase of common stock	(24,388)	(7,300)
Repayment of long-term debt	(32,044)	(31,248)
Net cash used in financing activities	(81,285)	(62,617)
Effect of foreign exchange rate on cash, cash equivalents and restricted cash	1,497	2,146
Net increase in cash, cash equivalents and restricted cash	64,812	89,984
Cash, cash equivalents and restricted cash at beginning of the period	221,105	131,121
Cash, cash equivalents and restricted cash at end of the period	$285,917	$221,105

EVERTEC, Inc.
Schedule 4: Unaudited Segment Information

	Quarter Ended December 31, 2021
(In thousands)	Payment Services - Puerto Rico & Caribbean	Payment Services - Latin America	Merchant Acquiring, net	Business Solutions	Corporate and Other (1)	Total

Revenues	$41,766	$28,322	$37,157	$64,369	$(16,377)	$155,237
Operating costs and expenses	23,472	23,132	20,033	40,157	(1,763)	105,031
Depreciation and amortization	4,272	2,700	952	4,845	6,210	18,979
Non-operating income (expenses)	224	2,868	272	562	(1,840)	2,086
EBITDA	22,790	10,758	18,348	29,619	(10,244)	71,271
Compensation and benefits (2)	921	759	231	582	1,371	3,864
Transaction, refinancing and other fees (3)	—	—	—	—	763	763
Adjusted EBITDA	$23,711	$11,517	$18,579	$30,201	$(8,110)	$75,898

(1)Corporate and Other consists of corporate overhead, certain leveraged activities, other non-operating expenses and intersegment eliminations. Intersegment revenue eliminations predominantly reflect the $11.2 million processing fee from Payments Services - Puerto Rico & Caribbean to Merchant Acquiring, intercompany software developments and transaction processing of $2.6 million from Payment Services - Latin America to both Payment Services - Puerto Rico & Caribbean and Business Solutions, and transaction processing and monitoring fees of $2.5 million from Payment Services - Puerto Rico & Caribbean to Payment Services - Latin America.
(2)Primarily represents share-based compensation.
(3)Primarily represents fees and expenses associated with corporate transactions as defined in the 2018 Credit Agreement and the elimination of non-cash equity earnings from our 19.99% equity investment in Consorcio de Tarjetas Dominicanas S.A.

	Quarter Ended December 31, 2020
(In thousands)	Payment Services - Puerto Rico & Caribbean	Payment Services - Latin America	Merchant Acquiring, net	Business Solutions	Corporate and Other (1)	Total

Revenues	$34,139	$21,963	$29,257	$60,510	$(11,667)	$134,202
Operating costs and expenses	19,064	19,148	15,584	35,545	5,666	95,007
Depreciation and amortization	3,664	2,791	474	4,502	6,326	17,757
Non-operating income (expenses)	140	2,637	177	456	(876)	2,534
EBITDA	18,879	8,243	14,324	29,923	(11,883)	59,486
Compensation and benefits (2)	245	671	231	420	1,896	3,463
Transaction, refinancing and other fees (3)	—	—	—	—	994	994
Adjusted EBITDA	$19,124	$8,914	$14,555	$30,343	$(8,993)	$63,943

(1)Corporate and Other consists of corporate overhead, certain leveraged activities, other non-operating expenses and intersegment eliminations. Intersegment revenue eliminations predominantly reflect the $9.2 million processing fee from Payments Services - Puerto Rico & Caribbean to Merchant Acquiring and intercompany software sale and developments of $2.5 million from Payment Services- Latin America to Payment Services- Puerto Rico & Caribbean.
(2)Primarily represents share-based compensation.
(3)Primarily represents fees and expenses associated with corporate transactions as defined in the 2018 Credit Agreement and the elimination of non-cash equity earnings from our 19.99% equity investment in Consorcio de Tarjetas Dominicanas S.A.

	Year Ended December 31, 2021
(In thousands)	Payment Services - Puerto Rico & Caribbean	Payment Services - Latin America	Merchant Acquiring, net	Business Solutions	Corporate and Other (1)	Total

Revenues	$155,392	$105,963	$143,965	$243,807	$(59,331)	$589,796
Operating costs and expenses	84,742	86,152	75,795	150,433	(3,840)	393,282
Depreciation and amortization	16,085	11,395	3,583	18,930	25,077	75,070
Non-operating income (expenses)	842	8,216	1,107	3,056	(7,109)	6,112
EBITDA	87,577	39,422	72,860	115,360	(37,523)	277,696
Compensation and benefits (2)	1,702	3,080	1,012	1,775	7,575	15,144
Transaction, refinancing, exit activity and other fees (3)	660	—	—	(647)	1,965	1,978
Adjusted EBITDA	$89,939	$42,502	$73,872	$116,488	$(27,983)	$294,818

(1)Corporate and Other consists of corporate overhead, certain leveraged activities, other non-operating expenses and intersegment eliminations. Intersegment revenue eliminations predominantly reflect the $42.4 million processing fee from Payments Services - Puerto Rico & Caribbean to Merchant Acquiring, intercompany software developments and transaction processing of $9.2 million from Payment Services - Latin America to both Payment Services - Puerto Rico & Caribbean and Business Solutions, and transaction processing and monitoring fees of $7.6 million from Payment Services - Puerto Rico & Caribbean to Payment Services - Latin America.
(2)Primarily represents share-based compensation and severance payments.
(3)Primarily represents fees and expenses associated with corporate transactions as defined in the 2018 Credit Agreement, the elimination of non-cash equity earnings from our 19.99% equity investment in Consorcio de Tarjetas Dominicanas S.A., net of dividends received, a software impairment charge and a gain from sale of assets.

	Year Ended December 31, 2020
(In thousands)	Payment Services - Puerto Rico & Caribbean	Payment Services - Latin America	Merchant Acquiring, net	Business Solutions	Corporate and Other (1)	Total

Revenues	$124,771	$84,641	$109,788	$234,965	$(43,577)	$510,588
Operating costs and expenses	72,968	73,030	58,163	141,446	23,589	369,196
Depreciation and amortization	13,455	11,299	1,905	17,551	27,308	71,518
Non-operating income (expenses)	202	6,934	650	1,938	(3,691)	6,033
EBITDA	65,460	29,844	54,180	113,008	(43,549)	218,943
Compensation and benefits (2)	987	2,934	926	1,794	7,742	14,383
Transaction, refinancing, and other fees (3)	500	—	—	—	6,641	7,141
Adjusted EBITDA	$66,947	$32,778	$55,106	$114,802	$(29,166)	$240,467

(1)Corporate and Other consists of corporate overhead, certain leveraged activities, other non-operating expenses and intersegment eliminations. Intersegment revenue eliminations predominantly reflect the $34.6 million processing fee from Payments Services - Puerto Rico & Caribbean to Merchant Acquiring and intercompany software sale and developments of $9.0 million from Payment Services- Latin America to Payment Services- Puerto Rico & Caribbean.
(2)Primarily represents share-based compensation.
(3)Primarily represents fees and expenses associated with corporate transactions as defined in the 2018 Credit Agreement, an impairment charge and the elimination of non-cash equity earnings from our 19.99% equity investment in Consorcio de Tarjetas Dominicanas S.A.

EVERTEC, Inc.
Schedule 5: Reconciliation of GAAP to Non-GAAP Operating Results

	Quarter ended December 31,		Year ended December 31,
(Dollar amounts in thousands, except share data)	2021	2020	2021	2020
Net income	$41,188	$32,370	$161,143	$104,851
Income tax expense	6,088	3,451	20,562	19,002
Interest expense, net	5,016	5,908	20,921	23,572
Depreciation and amortization	18,979	17,757	75,070	71,518
EBITDA	71,271	59,486	277,696	218,943
Equity income(1)	(405)	(403)	(395)	(1,136)
Compensation and benefits (2)	3,864	3,463	15,144	14,383
Transaction, refinancing and other fees (3)	1,168	1,397	2,373	8,277
Adjusted EBITDA	75,898	63,943	294,818	240,467
Operating depreciation and amortization (4)	(11,053)	(10,141)	(43,438)	(39,084)
Cash interest expense, net (5)	(4,858)	(5,368)	(19,804)	(22,285)
Income tax expense (6)	(7,268)	(5,463)	(31,684)	(27,192)
Non-controlling interest (7)	(106)	(134)	(161)	(546)
Adjusted Net Income	$52,613	$42,837	$199,731	$151,360
Net income per common share (GAAP):
Diluted	$0.56	$0.44	$2.21	$1.43
Adjusted earnings per common share (Non-GAAP):
Diluted	$0.72	$0.59	$2.74	$2.07
Shares used in computing adjusted earnings per common share:
Diluted	72,983,517	73,151,720	72,870,585	73,051,205

1)Represents the elimination of non-cash equity earnings from our 19.99% equity investment in Dominican Republic, Consorcio de Tarjetas Dominicanas, S.A. (“CONTADO”), net of dividends received.
2)Primarily represents share-based compensation and severance payments.
3)Represents fees and expenses associated with corporate transactions as defined in the 2018 Credit Agreement, recorded as part of selling, general and administrative expenses, a software impairment charge and a gain from sale of assets.
4)Represents operating depreciation and amortization expense, which excludes amounts generated as a result of merger and acquisition activity.
5)Represents interest expense, less interest income, as they appear on our consolidated statements of income and comprehensive income, adjusted to exclude non-cash amortization of the debt issue costs, premium and accretion of discount.
6)Represents income tax expense calculated on adjusted pre-tax income using the applicable GAAP tax rate, adjusted for certain discrete items.
7)Represents the 35% non-controlling equity interest in Evertec Colombia, net of amortization for intangibles created as part of the purchase.

EVERTEC, Inc.
Schedule 6: Outlook Summary and Reconciliation to Non-GAAP Adjusted Earnings per Share

	Outlook 2022 (1)			2021
(Dollar amounts in millions, except per share data)	Low		High
Revenues	$591	to	$600	$590
Earnings per Share (EPS) (GAAP)	$1.84	to	$1.93	$2.21
Per share adjustment to reconcile GAAP EPS to Non-GAAP Adjusted EPS:
Share-based comp, non-cash equity earnings and other (2)	0.27		0.27	0.23
Merger and acquisition related depreciation and amortization (3)	0.44		0.44	0.43
Non-cash interest expense (4)	0.02		0.02	0.02
Tax effect of non-gaap adjustments (5)	(0.10)		(0.10)	(0.15)
Total adjustments	0.63		0.63	0.53
Adjusted EPS (Non-GAAP)	$2.47	to	$2.56	$2.74
Shares used in computing adjusted earnings per common share			69.6	72.9

(1)Assumes the Popular transaction closes in mid-year 2022 and excludes potential one-time effects from the transaction.
(2)Represents share-based compensation, the elimination of non-cash equity earnings from the Company's 19.99% equity investment in CONTADO, severance and other adjustments to reconcile GAAP EPS to Non-GAAP EPS.
(3)Represents depreciation and amortization expenses amounts generated as a result of the Merger and intangibles related to acquisitions.
(4)Represents non-cash amortization of the debt issue costs, premium and accretion of discount.
(5)Represents income tax expense on non-GAAP adjustments using the applicable GAAP tax rate (anticipated at approximately 13% to 14%).